UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 7, 2018

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition.

On February 7, 2018, we disclosed that we estimated that we had approximately $190.5 million in cash, cash equivalents and short-term investments, and that we had 49,015,339 shares of common stock outstanding, at December 31, 2017. The number of shares of our common stock outstanding as of December 31, 2017 does not include shares of common stock underlying options or warrants or issuable upon vesting of restricted stock units outstanding as of such date, or shares available for future grant under our equity incentive plans as of such date.

This estimate of cash, cash equivalents and short-term investments was prepared by, and is the responsibility of, our management. There can be no assurance that our actual cash position as of December 31, 2017, will not differ from this estimate, including as a result of year-end closing and audit procedures or review adjustments. Any such changes could be material. Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2017, has not audited, reviewed, compiled, or performed any procedures with respect to, and does not express any opinion on, this estimate.

Item 8.01.	Other Events.

On February 7, 2018, we filed with the Securities and Exchange Commission (SEC) a preliminary prospectus supplement in connection with a proposed offering of our common stock (the Offering). The preliminary prospectus supplement contains additional information regarding our business and revised risk factors relating to the ownership of our common stock. Accordingly, we are filing this information with this report for the purpose of updating the description of our capitalization and risk factors contained in our prior filings with the SEC. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

In addition, if we successfully complete the Offering, we believe that the net proceeds from the Offering, in addition to our cash, cash equivalents and short-term investments on hand, will be sufficient to fund our planned operations through the end of 2019 and enable us to receive preliminary clinical data from at least two of our lead programs.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Updated disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Dated: February 7, 2018	By:	/s/ Leone Patterson
Leone Patterson
Chief Financial Officer